EXHIBIT 99.1

A10 Networks, Inc. Reports Third Quarter 2014 Financial Results

SAN JOSE, Calif., October 30, 2014 -- A10 Networks, Inc. (NYSE: ATEN), a technology leader in application networking, today announced financial results for its third quarter ended September 30, 2014. Total revenue for the third quarter was $43.4 million, compared with $39.8 million in the third quarter of 2013.
“We are very disappointed with our third quarter financial results and we are committed to improving our execution,” said Lee Chen, president and chief executive officer of A10 Networks. “Third quarter revenue was negatively impacted by lower revenue from North America service provider customers, longer than expected close cycles for deals awarded to A10 and a lengthening sales cycle for some select large enterprise deals. Outside of North America most of our regions delivered revenue consistent with or above our expectations. Beyond revenue, higher inventory reserves and write-offs, currency exchange rates and geographic mix caused our gross margin to be below our historical range. On the positive side, we added a record number of new customers in the quarter, including four new customers for our recently launched Thunder TPS solution.”
A10 Networks third quarter 2014 GAAP net loss was $12.3 million compared with a net loss of $2.7 million in the third quarter of 2013. Non-GAAP net loss for the third quarter of 2014 was $8.8 million, compared with non-GAAP net loss of $1.6 million in the third quarter of 2013. A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

Recent Highlights

•	The A10 Thunder Threat Protection System (TPS) solution won the “Best of Show” award at the annual IPv6 Summit in Denver, Colorado.

•
Launched the A10 Security Alliance, an ecosystem of leading security and networking companies working together to help mitigate threats and automate security operations. Alliance partners include: RSA, Arista Networks, FireEye, FlowTraq, IBM Security, Ping Identity, Pulse Secure, Symantec, Vectra, Venafi and Webroot.

•
Announced significant enterprise security feature enhancements to its A10 Thunder ADC portfolio, providing enterprise customers with the latest security technologies required to combat evolving security threats that can damage employee productivity, brand reputation, and bottom-line revenue. Enhancements included: SSL Insight, Perfect Forward Secrecy (PFS) and Elliptic Curve Diffie-Hellman cryptography (ECDH), ICSA certified Web Application Firewall enhancements and user authentication features.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its third quarter 2014 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.
A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its third quarter of 2014 results and outlook for its fourth quarter of 2014. Open to the public, investors may access the call by dialing +1-719-457-2628 or +1-888-401-4668. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-719-457-0820 or +1-888-203-1112 and entering the passcode 2058257. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to improve our execution. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors which may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability for our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur.
More information about potential factors that could affect the company's business and financial results is included in our quarterly report on Form 10-Q filed with the SEC on August 4, 2014. These filings are available on the SEC's website at www.sec.gov and the company’s website.
All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.
A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of, and other expenses associated with, the Brocade litigation. The change in the company’s share count should be considered when comparing net income (loss) per share to prior periods. In connection with its IPO, the company issued 9.0 million shares of common stock and 40.0 million shares of preferred stock converted into common stock. A10 ended the third quarter with 60.0 million shares of common stock outstanding on a weighted average pro forma basis reflecting the full conversion of preferred stock into common stock
We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a leader in application networking, providing a range of high-performance application networking solutions that accelerate and secure data center applications and networks of thousands of the largest enterprise, service provider and hyper-scale web providers around the world. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: http://www.a10networks.com
A10 Networks, A10 Thunder, vThunder, ACOS, aCloud, and Virtual Chassis are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com
or
Media Contact:
A10 Networks
Karen Richardson, 408-592-4663
karenr@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Products	$31,601	$32,263	$102,140	$78,596
Services	11,827	7,563	32,165	20,942
Total revenue	43,428	39,826	134,305	99,538
Cost of revenue:
Products	8,818	6,669	23,655	16,469
Services	2,935	2,065	8,491	5,783
Total cost of revenue	11,753	8,734	32,146	22,252
Gross profit	31,675	31,092	102,159	77,286
Operating expenses:
Sales and marketing	24,651	18,276	70,189	49,588
Research and development	12,342	8,517	35,416	24,625
General and administrative	5,141	3,686	16,035	11,213
Litigation expense (benefit)	910	1,683	(3,103)	9,887
Total operating expenses	43,044	32,162	118,537	95,313
Loss from operations	(11,369)	(1,070)	(16,378)	(18,027)
Other income (expense), net:
Interest expense	(192)	(1,399)	(904)	(1,445)
Interest income and other income (expense), net	(510)	(73)	(673)	(1,437)
Total other income (expense), net	(702)	(1,472)	(1,577)	(2,882)
Loss before provision for income taxes	(12,071)	(2,542)	(17,955)	(20,909)
Provision for income taxes	233	207	747	586
Net loss	(12,304)	(2,749)	$(18,702)	(21,495)
Accretion of redeemable convertible preferred stock dividend	—	(755)	(1,150)	(788)
Net loss attributable to common stockholders	$(12,304)	$(3,504)	$(19,852)	$(22,283)
Net loss per share attributable to common stockholders:	$(0.21)	$(0.38)	$(0.45)	$(2.43)
Weighted-average shares used in computing net loss per share attributable to common stockholders	59,913	9,308	44,538	9,153

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Other Financial Measures / GAAP to Non-GAAP Reconciliation
GAAP net loss	$(12,304)	$(2,749)	$(18,702)	$(21,495)
Stock-based compensation	3,538	1,153	8,314	2,880
Brocade litigation expense (benefit)	—	8	(6,973)	7,273
Non-GAAP net loss	$(8,766)	$(1,588)	$(17,361)	$(11,342)
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.03)	$(0.31)	$(0.23)
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1)	59,913	49,305	56,844	49,150

(1) Non-GAAP share counts assume preferred stock was outstanding at 12-31-2012 (as-if converted basis)

A10 NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Weighted average shares used in computing GAAP net loss per share, basic and diluted (1)	59,913	9,308	44,538	9,153
Preferred stock adjustment	—	39,997	12,306	39,997
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1)	59,913	49,305	56,844	49,150

(1) Non-GAAP share counts assume preferred stock was outstanding at 12-31-2012 (as-if converted basis)

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$107,099	$20,793
Accounts receivable, net of allowances	42,474	37,704
Inventory, net	19,371	17,166
Prepaid expenses and other current assets	4,940	3,056
Total current assets	173,884	78,719
Property and equipment, net	11,837	9,801
Other long-term assets	4,629	5,274
Total Assets	$190,350	$93,794
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$11,175	$9,228
Accrued liabilities	19,994	15,514
Accrued litigation expenses	654	10,407
Deferred revenue, current	34,329	28,448
Total current liabilities	66,152	63,597
Revolving credit facility	—	20,000
Deferred revenue, long-term	16,573	12,784
Other long-term liabilities	1,974	6,118
Total Liabilities	84,699	102,499
Redeemable convertible preferred stock	—	81,426
Convertible preferred stock	—	44,749
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock and additional paid-in capital	271,418	12,185
Accumulated deficit	(165,767)	(147,065)
Total Stockholders' Equity (Deficit)	105,651	(134,880)
Total Liabilities, Redeemable Convertible Preferred Stock, Convertible Preferred Stock And Stockholders' Equity (Deficit)	$190,350	$93,794

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(18,702)	$(21,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,337	5,000
Stock-based compensation	8,314	2,880
Gain on settlement of contractual liability	(6,993)	—
Provision for doubtful accounts and sales returns	52	1,150
Fixed assets disposal loss	128	—
Unrealized foreign exchange gain	(159)	(230)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,771)	(7,898)
Inventory	(6,276)	(4,434)
Prepaid expenses and other assets	(3,303)	209
Accounts payable	4,109	(523)
Accrued liabilities	4,102	3,138
Accrued litigation expenses	(6,832)	(2,993)
Deferred revenue	9,670	4,531
Other	(197)	2
Net cash used in operating activities	(13,521)	(20,663)
Cash flows from investing activities:
Purchases of property and equipment	(5,380)	(2,876)
Net cash used in investing activities	(5,380)	(2,876)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	121,037	(35)
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	—	79,441
Principal payments on convertible promissory note in relation to settlement of litigation	—	(70,000)
Proceeds from revolving credit facility	—	34,002
Principal payments on revolving credit facility	(20,000)	(15,000)
Principal payments on term loan	—	(631)
Proceeds from exercise of convertible preferred stock warrants	—	813
Proceeds from exercise of common stock options, net of repurchases of common stock	4,399	1,664
Other	(229)	(222)
Net cash provided by financing activities	105,207	30,032
Net increase in cash and cash equivalents	86,306	6,493
Cash and cash equivalents—beginning of period	20,793	23,867
Cash and cash equivalents—end of period	$107,099	$30,360